As filed with the Securities and Exchange Commission on November 21, 1996.

                                      Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                          TRICO MARINE SERVICES, INC.
              (Exact name of registrant as specified in its charter)

      Delaware                    4424                 72-1252405
(State or other jurisdiction (Primary Standard      (I.R.S. Employer
   of incorporation or          Industrial          Identification No.)
     organization)           Classification Code)

                               610 Palm Street
                           Houma, Louisiana  70364
                                (504) 851-3833
             (Address, including zip code, and telephone number,
     including area code, of Registrant's principal executive offices)

                              Victor M. Perez
                  Vice President and Chief Financial Officer
                         Trico Marine Services, Inc.
                      2401 Fountainview Drive, Suite 626
                            Houston, Texas  77057
                                (713) 780-9926
          (Name, address, including zip code, and telephone number,
                            including area code, of agent for service)

                                  Copies to:
William B. Masters, Esq.                           T. Mark Kelly, Esq.
Jones, Walker, Waechter, Poitevent,              Vinson & Elkins, L.L.P.
Carrere & Denegre, L.L.P.                         2300 First City Tower
201 St. Charles Avenue                              1001 Fannin Street
New Orleans, Louisiana  70170                      Houston, Texas  77002


       Approximate date of commencement of proposed sale to the public:
  As soon as practical after this Registration Statement becomes effective.


           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] Registration Statement No. 333-14871

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]


                           CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                           Proposed
                                                           maximum               Amount of
              Title of each class of                      aggregate             registration
           securities to be registered               offering price(1)(2)           fee
___________________________________________________________________________________________________
Common Stock, par value $0.01 per share                  $8,767,982              $2,657
===================================================================================================
(1)  Includes shares which the Underwriters have the option to purchase to cover over-allotments, if any.
(2)  Estimated solely for the purpose of calculating the registration  fee pursuant to Rule 457
     (o) under the Securities Act of 1933.

                         Explanatory Note

     This  Registration  Statement is filed pursuant to Rule 462(b) under the
Securities Act of 1933, as amended.   The  contents  of  the  Registration
Statement on Form S-1, Registration No. 333-14871, filed by Trico Marine Services, Inc. with the Securities and Exchange Commission (the "Commission") on October 25, 1996 as amended, including the exhibits thereto and declared effective by the Commission on November 20, 1996, are incorporated herein by reference.

                             Exhibits

     5.   Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
          Denegre L.L.P.

     23.1 Consent of Coopers & Lybrand L.L.P.

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. (included in Exhibit 5)

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of Houma, State of Louisiana, on November 21, 1996.

                                 TRICO MARINE SERVICES, INC.


                                 By:  /s/ Thomas E. Fairley
                                          Thomas E. Fairley,
                                         Chairman of the Board and
                                          Chief Executive Officer


       Signature                   Title                      Date

/s/ Thomas E. Fairley         Director, Chairman of        November 21, 1996
Thomas E. Fairley             the Board, President and
                              Chief Executive Officer

/s/ Ronald O. Palmer          Director, Executive Vice     November 21, 1996
Ronald O. Palmer              President

/s/ Victor M. Perez           Vice President,              November 21, 1996
Victor M. Perez               Treasurer (Principal
                              Financial Officer)

/s/ Kenneth W. Bourgeois      Vice President and           November 21, 1996
Kenneth W. Bourgeois          Controller (Principal
                              Accounting Officer)

/s/ Benjamin F. Bailar        Director                     November 21, 1996
Benjamin F. Bailar

/s/ Carl Ferenbach            Director                     November 21, 1996
Carl Ferenbach

/s/ Garth H. Greimann         Director                     November 21, 1996
Garth H. Greimann

/s/ Edward C. Hutcheson, Jr.  Director                     November 21, 1996
Edward C. Hutcheson, Jr.